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                                                                   EXHIBIT 12(B)

                           DORAL FINANCIAL CORPORATION
        COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE
                               SECURITY DIVIDENDS


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                                                                            THREE-MONTH
                                                                            PERIOD ENDED
                                                                           MARCH 31, 2000
                                                                           --------------
INCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations                                $22,593
  Plus:
     Fixed Charges (excluding capitalized interest)                            61,001
                                                                              -------

TOTAL EARNINGS                                                                $83,594
                                                                              =======

FIXED CHARGES:
     Interest expensed and capitalized                                        $62,017
     Amortized premiums, discounts, and capitalized
        expenses related to indebtedness                                          493
     An estimate of the interest component within rental expense                  455
                                                                              -------

TOTAL FIXED CHARGES BEFORE PREFERRED DIVIDENDS                                 62,965
                                                                              -------

Preferred dividend requirements                                                 1,477
Ratio of pre tax income to net income                                           1.133
                                                                              -------

PREFERRED DIVIDEND FACTOR                                                       1,673
                                                                              -------

TOTAL FIXED CHARGES AND PREFERENCE SECURITY DIVIDENDS                         $64,638
                                                                              =======

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE SECURITY DIVIDENDS             1.29
                                                                              =======




EXCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations                                $22,593
  Plus:
     Fixed Charges (excluding capitalized interest)                            47,897
                                                                              -------

TOTAL EARNINGS                                                                $70,490
                                                                              =======

FIXED CHARGES:
     Interest expensed and capitalized                                        $48,913
     Amortized premiums, discounts, and capitalized
        expenses related to indebtedness                                          493
     An estimate of the interest component within rental expense                  455
                                                                              -------

TOTAL FIXED CHARGES BEFORE PREFERRED DIVIDENDS                                 49,861
                                                                              -------

Preferred dividend requirements                                                 1,477
Ratio of pre tax income to net income                                           1.133
                                                                              -------

PREFERRED DIVIDEND FACTOR                                                       1,673
                                                                              -------

TOTAL FIXED CHARGES AND PREFERENCE SECURITY DIVIDENDS                         $51,534
                                                                              =======

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE SECURITY DIVIDENDS             1.37
                                                                              =======
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